GARY A. ZIPKIN
LOUIS R. VEERMAN
JAMES D. LINXWILER
JAMES D. DEWITT
JOSEPH J. PERKINS, JR.
GEORGE R. LYLE
MICHAEL S. MCLAUGHLIN
SUSAN M. WEST
JOAN E. ROHLF
MICHAEL K. NAVE
JONATHAN A. WOODMAN
AISHA TINKER BRAY
GREGORY G. SILVEY
MATTHEW COOPER
CHRISTINA RANKIN
PAMELA D. WEISS
MOLLY C. BROWN
NATHAN R. HAINES

LAW OFFICES OF
Guess&Rudd P.C.

510 L STREET, SUITE 700
ANCHORAGE, ALASKA 99501-1954
TELEPHONE (907) 793-2200
FACSIMILE (907) 793-2299
www.guessrudd.com

W. EUGENE GUESS 1932-1975
JOSEPH RUDD 1933-1978
FRANCIS E. SMITH, JR. 1941-1991

OFFICES IN
ANCHORAGE & FAIRBANKS

OF COUNSEL
MARGARET S. JONES

June 13, 2007

Little Squaw Gold Mining Company
Attn: Richard R. Walters
3412 S. Lincoln Drive
Spokane, Washington 99203

Re: Little Squaw Gold Mining Company
Our File No. 5951.4

Dear Ladies and Gentlemen:

We hereby consent to the filing of our opinion dated February 23, 2007, and to the references to our firm under the heading "Legal Matters" in the Prospectus which forms a part of Amendment No. 2 to the Company's Registration Statement on Form SB-2 (No. 333-140899).

Very truly yours,

GUESS & RUDD P.C.

Jonathan Woodman

for Michael S. McLaughlin

MSM:jmh

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